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                                                                     EXHIBIT 5.1

                                VENTURE LAW GROUP
                           a Professional Corporation
                               2800 Sand Hill Road
                              Menlo Park, CA 94025


                               December 14, 1998


Celtrix Pharmaceuticals, Inc.
3055 Patrick Henry Drive
Santa Clara, California 95054

     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-3 (as amended by Amendment No. 1) to be filed by you with the Securities and Exchange Commission on or about December 14, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 10,075,000 shares of your Common Stock (the "Shares"), 4,000,000 of which Shares were issued to certain individuals and entities (the "Stockholders") in a private placement on November 20, 1998, and 6,075,000 of which Shares are issuable upon the exercise of warrants (the "Warrants") issued to such Stockholders in connection with such private placement. As your legal counsel, we have examined the proceedings taken in connection with the sale of the Shares and the Warrants to the Stockholders and are familiar with the proceedings proposed to be taken by you, and the Stockholders in connection with the sale of the Shares under the Registration Statement.


     It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable (or in the case of the Shares issuable upon exercise of the Warrants, will be legally and validly issued, fully paid and nonassessable upon exercise of the Warrants in accordance with their terms) and when resold in the manner referred to in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                       Sincerely,

                                       VENTURE LAW GROUP
                                       A Professional Corporation


                                       /s/ Venture Law Group
                                       ---------------------------

ESR